Exhibit (h)(2)(xxxiii)

AMENDMENT NO. 16

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 16 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of September 29, 2009, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 16”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”), between them as follows:

1.	Removed Portfolios. Effective September 11, 2009 all references to the EQ/Ariel Appreciation II Portfolio, EQ/AXA Rosenberg Value Long/Short Equity Portfolio, EQ/Lord Abbett Mid Cap Value Portfolio and EQ/Van Kampen Real Estate Portfolio are hereby removed. Effective September 18, 2009 all references to the EQ/Common Stock Index II Portfolio (f/k/a EQ/Oppenheimer Main Street Opportunity Portfolio) and EQ Small Company Index II Portfolio (f/k/a EQ/Oppenheimer Main Street Small Cap Portfolio) are hereby removed.

2.	Revisions to Maximum Annual Operating Expense Limits: The Maximum Annual Operating Expense Limits for EQ/International ETF Portfolio are revised to reflect the limits reflected in Schedule A.

3.	Name Changes. Effective September 11, 2009 the name of the EQ/Focus PLUS Portfolio is changed to EQ/Equity Growth PLUS Portfolio. Effective September 18, 2009 the names of the EQ/AXA Franklin Income Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/AXA Templeton Growth Core Portfolio and EQ/AXA Franklin Templeton Founding Strategy Core Portfolio are changed to EQ/Franklin Core Balanced Portfolio, EQ/Mutual Large Cap Equity Portfolio, EQ/Templeton Global Equity Portfolio and EQ/Franklin Templeton Allocation Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 16 to Schedule A attached hereto.

5.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 16 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 16 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 16

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolios	Maximum Annual Operating Expense Limit

	Class IA	(including amounts payable pursuant to Rule 12b-1) Class IB
Crossings Aggressive Allocation Portfolio	0.10%	0.20%
Crossings Conservative Allocation Portfolio	0.10%	0.20%
Crossings Conservative-Plus Allocation Portfolio	0.10%	0.20%
Crossings Moderate Allocation Portfolio	0.10%	0.20%
Crossings Moderate-Plus Allocation Portfolio	0.10%	0.20%

EQ/Franklin Core Balanced Portfolio (formerly, EQ/AXA Franklin Income Core Portfolio)	1.05%	1.30%
EQ/AXA Franklin Small Cap Value Core Portfolio	1.05%	1.30%
EQ/Franklin Templeton Allocation Portfolio (formerly, EQ/AXA Franklin Templeton Founding Strategy Core Portfolio)	0.15%	0.40%
EQ/Mutual Large Cap Equity Portfolio (formerly, EQ/AXA Mutual Shares Core Portfolio)	1.05%	1.30%
EQ/Templeton Global Equity Portfolio (formerly, EQ/AXA Templeton Growth Core Portfolio)	1.10%	1.35%

EQ/Equity Growth PLUS Portfolio (formerly, EQ/Focus PLUS Portfolio	0.75%	1.00%
EQ/International Core PLUS Portfolio	0.85%	1.10%
EQ/Large Cap Core PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Value PLUS Portfolio	0.75%	1.00%
EQ/Mid Cap Value PLUS Portfolio	0.80%	1.05%

AXA Conservative Strategy Portfolio	0.700%*	0.950%*
AXA Conservative Growth Strategy Portfolio	0.750%*	1.000%*
AXA Balanced Strategy Portfolio	0.800%*	1.050%*
AXA Moderate Growth Strategy Portfolio	0.850%*	1.100%*
AXA Growth Strategy Portfolio	0.850%*	1.100%*

AXA Tactical Manager 500 Portfolio-I, II, III	0.70%	0.95%
AXA Tactical Manager 2000 Portfolio-I, II, III	0.70%	0.95%
AXA Tactical Manager 400 Portfolio-I, II, III	0.70%	0.95%
AXA Tactical Manager International Portfolio-I, II, III	0.70%	0.95%

EQ/AllianceBernstein International Portfolio	0.90%	1.15%
EQ/BlackRock International Value Portfolio	1.05%	1.30%
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%

Portfolios	Maximum Annual Operating Expense Limit

	Class IA	(including amounts payable pursuant to Rule 12b-1) Class IB
EQ/International ETF Portfolio	0.55%	0.80%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Van Kampen Mid Cap Growth Portfolio	0.85%	1.10%
EQ/Wells Fargo Advantage Omega Growth Portfolio	0.90%	1.15%

*	For purposes of calculating the, Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.

SCHEDULE B

AMENDMENT NO. 16

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/BlackRock International Value Portfolio
EQ/Capital Guardian Growth Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Core PLUS Portfolio
EQ/Mid Cap Value PLUS Portfolio
EQ/Wells Fargo Advantage Omega Growth Portfolio

Three Year Reimbursement Period:

Crossings Conservative Allocation Portfolio	EQ/AllianceBernstein International Portfolio
Crossings Conservative-Plus Allocation Portfolio	EQ/Calvert Socially Responsible Portfolio
Crossings Moderate Allocation Portfolio	EQ/Capital Guardian Research Portfolio
Crossings Moderate-Plus Allocation Portfolio	EQ/International ETF Portfolio
Crossings Aggressive Allocation Portfolio	EQ/Lord Abbett Growth and Income Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Franklin Core Balanced Portfolio	EQ/Oppenheimer Global Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Oppenheimer Main Street Opportunity Portfolio
EQ/Franklin Templeton Allocation Portfolio	EQ/Oppenheimer Main Street Small Cap Portfolio
EQ/Mutual Large Cap Equity Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Templeton Global Equity Portfolio	EQ/Van Kampen Mid Cap Growth Portfolio
EQ/Large Cap Value PLUS Portfolio
EQ/Equity Growth PLUS Portfolio	AXA Tactical Manager 500 Portfolio-I
EQ/International Core PLUS Portfolio	AXA Tactical Manager 500 Portfolio-II
EQ/Large Cap Growth PLUS Portfolio	AXA Tactical Manager 500 Portfolio-III
AXA Tactical Manager 2000 Portfolio-I
AXA Conservative Strategy Portfolio	AXA Tactical Manager 2000 Portfolio-II
AXA Conservative Growth Strategy Portfolio	AXA Tactical Manager 2000 Portfolio-III
AXA Balanced Strategy Portfolio	AXA Tactical Manager 400 Portfolio-I
AXA Moderate Growth Strategy Portfolio	AXA Tactical Manager 400 Portfolio-II
AXA Growth Strategy Portfolio	AXA Tactical Manager 400 Portfolio-III
AXA Tactical Manager International Portfolio-I
AXA Tactical Manager International Portfolio-II
AXA Tactical Manager International Portfolio-III